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Exhibit 10.35

                               Loan Modification
                                   Agreement


$250,000.00       Olympia, Washington
                                                                  March 10, 2000

         THIS LOAN MODIFICATION AGREEMENT ("the Agreement") is made and entered into as of March 10, 2000 by and among Westar Financial Services Incorporated, a Washington Corporation ("Westar") and Charles S. Seel, the Lender.

                                    RECITALS

         FOR VALUE RECEIVED, the undersigned, WESTAR FINANCIAL SERVICES INCORPORATED, a Washington corporation (the "Company"), promises to pay to the order of CHARLES S. SEEL (the "Lender"), at its principal place of business at 24105 Sno-Woodinville Road, P.O. Box 646, Woodinville, Washington, 98072-0646, or to the holder hereof at such address as the holder may designate by written notice, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000.00), together with interest on the unpaid principal balance hereof from the date of disbursement by the Lender at the rate and in the manner hereinafter set forth.

         1. Payments of Principal and Interest. The total principal sum and interest hereunder shall be due and payable and shall be paid by the Company to the Lender in one lump sum payment on the earlier of (i) December 1, 1999 or
(ii) receipt by the Company of not less than Five Million Dollars ($5,000,000.00) in proceeds from one or more closings of its current offering of Units, consisting of senior subordinated notes and warrants or any other similar financing or financing involving equity securities. This Note shall bear interest on the unpaid principal balance at a rate per annum equal to nine percent (9%). All interest payable in accordance with this Note shall be calculated on the basis of a 365 day year for the actual number of days principal is outstanding. Payment shall be made by wire transfer of immediately available funds as specified by Lender.

         2. Pre-Payments. The indebtedness evidenced or created by this Note may at any time prior to maturity be prepaid in full or in part without any premium or penalty.

         3. Collateral. This Note is secured by a lien on and security interest in certain assets of the Company pursuant to a Security Agreement of even date herewith between the Lender and the Company (the "Security Agreement").

         4.       Remedies.

                  (a) The failure of the Lender to exercise any option upon any default shall not constitute a waiver of the right to exercise such option in the event of any continuing or subsequent default. The Company hereby agrees that the maturity of all or any part of the loan may be postponed or extended and that any covenants and conditions contained in this Note, or the Security Agreement or in any instrument given as security for the Indebtedness evidenced or created hereby may be waived or modified without prejudice to the liability of the Company on said Note or instrument.

                  (b) Presentment for payment, notice or dishonor, protest, notice of protest and diligence in bringing suit against the Company or any guarantor of the Company's obligations are hereby severally waived by the Company.

         5. Maximum Interest. Nothing herein contained, nor in any instrument or transaction relating hereto, shall be construed as to require the Company, or any person liable for the payment of the loan made pursuant to this Note, to pay interest in an amount or at a rate greater than the highest rate permissible under applicable law. Should any interest or other charges paid by the Company or any parties liable for the payment of the loan made pursuant to this Note, result in the computation of earning of interest in excess of the highest rate permissible under applicable law, then any and all such excess shall be and the same is hereby waived by Lender, and all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of said excess which exceeds the principal balance shall be paid by the Lender to the Company or any parties liable for the payment of the loan made pursuant to this Note as their respective interests appear, it being the intent of the parties hereto that under no


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circumstances shall the Company or any parties liable for the payment of the loan hereunder be required to pay interest in excess of the highest rate permissible under applicable law.

         6. Notices. Except for any notice required under applicable law to be given in another manner, (a) any notice to the Company provided for hereunder shall be delivered by mailing such notice by certified mail or registered mail, return receipt requested, or overnight courier addressed to the Company at its address as shown on Lender's records or at such address as the Company may designate by notice to the Lender as provided herein, and (b) any notice to the Lender shall be delivered by certified or registered mail, return receipt requested, or by overnight courier to the Lender's address set forth above, or to such other address as the Lender may designate by notice to the Company as provided herein. Any notice provided for hereunder shall be deemed to have been delivered to the Company or the Lender three days after the same has been deposited with the United States Postal Service or overnight courier in the above manner. Actual notice and receipt of any written notice shall constitute notice in all events. Payment, however, shall be deemed received only upon actual receipt.

- Governing Law. This Note shall be governed and construed in accordance with the laws of the State of Washington.

LOAN MODIFICATION AGREEMENT

         Westar, the Borrower and Charles S. Seel, the Lender desire to amend the original loan documents to extend the maturity date from March 10, 2000 to April 30, 2001.


Lender                                    WESTAR FINANCIAL SERVICES
                                          INCORPORATED


By:  _________________________            By:  ____________________
         Charles S. Seel                         R. W. Christensen, Jr.
                                                 President


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